Exhibit 10.5

AMENDMENT NO. 4

Dated as of November 15, 2016

to and under

Credit Agreement
Dated as of October 28, 2013, as Amended

Each of SOUTH STATE CORPORATION, formerly known as “First Financial Holdings, Inc.” (the “Company”), and U.S. BANK NATIONAL ASSOCIATION (the “Lender”) agree as follows:

1.Credit Agreement.

Reference is made to the Credit Agreement, dated as of October 28, 2013, between the Company and the Lender, as amended by Amendment No. 1, dated as of October 27, 2014 (“Amendment No. 1”), between the Company and the Lender, and as further amended by the Agreement to Reinstate and Amendment No. 2, dated as of November 5, 2015 (“Amendment No. 2”), between the Company and the Lender, and as further amended by Amendment No. 3, dated as of November 16, 2015 (“Amendment No. 3”), between the Company and the Lender (said credit agreement, as so amended, the “Credit Agreement”).  Terms used but not defined in this Amendment No. 4 (this “Amendment”) shall have the meanings ascribed to them in the Credit Agreement.

2.Amendments.  On and after the Effective Date (as defined in Section 5 below), the Credit Agreement shall be amended as hereinafter set forth.

(a)The first Recital to the Credit Agreement shall be amended by deleting the first sentence thereof in its entirety and replacing it with the following sentence: “The Company has requested that the Lender extend to it credit in the aggregate principal amount not to exceed $10,000,000 in the form of Revolving Loans.”

(b)Section 1.1(a) shall be amended:

(i)by deleting the definition of “Business Combination” in its entirety and reserving said definition for future use;

(ii)by deleting the definition of “CP Balance” in its entirety and replacing it with the following:

“‘Investment Balance’ shall mean, with respect to any Fiscal Quarter, the average aggregate balance of U.S. Bank National Association convertible money market deposit account and Eurodollar investments held by the Company and each Bank Subsidiary with Lender during such Fiscal Quarter, which investments are subject to partial or total redemption at the option of the investor by not less than thirty-one (31) calendar days prior oral and written notification to the Lender.”;

(iii)by deleting the definition of “Commitment Fee Percentage” in its entirety and replacing it with the following:

“‘Commitment Fee Percentage’ shall mean, for any Fiscal Quarter (or portion thereof), (a) 0.275%, if the Investment Balance for such Fiscal Quarter is less than $5,000,000, (b) 0.155%, if the Investment Balance for such Fiscal Quarter is at least $5,000,000 but less than $10,000,000, and (c) 0.035%, if the Investment Balance for such Fiscal Quarter is at least $10,000,000.”;

(iv)by deleting the definition of “Facility Usage Adjustment Percentage” in its entirety and reserving said definition for future use;

(v)by deleting the definitions of “FAS 141”, “FAS 141 Acquisition Effective Date” and “Non-Acquired Loans” in their entirety and reserving said definitions for future use;

(vi)by deleting the defined term “Non-Acquired Non-Performing Asset Amount” and replacing said term with the defined term “Non-Performing Asset Amount”;

(vii)by deleting the definition of “Non-Acquired Non-Performing Assets to Tangible Capital Ratio” in its entirety and replacing said definition with the following:

‘“Non-Performing Assets to Tangible Capital Ratio” shall mean, as of any date of determination, the ratio, expressed as a percentage, of (a) the Non-Performing Asset Amount of the Company and the Bank Subsidiaries as of such date to (b) the Tangible Capital of the Company and the Bank Subsidiaries as of such date, in each case determined on a consolidated basis.”;

(viii)by deleting the definition of “Non-Performing Loan Amount” in its entirety and replacing it with the following:

‘“Non-Performing Loan Amount” shall mean, of each Bank Subsidiary as of any date of determination, an amount equal to (a) the aggregate principal amount (including any capitalized interest) of all non-accruing loans of such Bank Subsidiary as of such date, plus (b) the aggregate principal amount of all loans of such Bank Subsidiary that are ninety (90) days or more past due and still accruing as of such date, minus (c) the aggregate principal amount set forth in item 11.f. (Columns B and C) on Schedule RC-N of the quarterly Consolidated Reports of Condition and Income for a Bank with Domestic Offices Only – Federal Financial Institution Examination Counsel Form 041 most recently filed by such Bank Subsidiary with the appropriate Regulatory Authorities.”;

(ix)by deleting the definition of “OREO Amount” in its entirety and replacing it with the following:

‘“OREO Amount” shall mean, of each Bank Subsidiary as of any date of determination, 100% of the aggregate principal amount set forth in item 3.f.  on Schedule RC-M of the quarterly Consolidated Reports of Condition and Income for A Bank with Domestic Offices Only – Federal Financial Institution Examination Counsel Form 041 most recently filed by such Bank Subsidiary with the appropriate Regulatory Authorities, minus the aggregate principal amount set forth in item 13.b.7. on Schedule RC-M of the quarterly Consolidated Reports of Condition and Income for a Bank with Domestic Offices Only – Federal Financial Institution Examination Counsel Form 041 most recently filed by such Bank Subsidiary with the appropriate Regulatory Authorities.”;

(x)by deleting the amount “$20,000,000” where it appears in the definition of “Revolving Loan Commitment” and replacing said amount with “$10,000,000”; and

(xi)by deleting the date “November 15, 2016” where it appears in the definition of “Termination Date” and replacing said date with “November 15, 2017”.

(c)The term “Non-Acquired Non-Performing Assets to Tangible Capital Ratio” shall be deleted where it appears in the second and third lines of Section 5.11(d) of the Credit Agreement and shall be replaced with the term “Non-Performing Assets to Tangible Capital Ratio”.

3.Continuing Effect of Credit Agreement.  The provisions of the Credit Agreement, as amended by the amendments in Section 2 hereof, are and shall remain in full force and effect and are hereby in all respects confirmed, approved and ratified.

4.Representations and Warranties.  In order to induce the Lender to agree to the amendment contained herein, the Company hereby represents and warrants as follows:

(a)The Company has the power, and has taken all necessary action to authorize it, to execute, deliver and perform in accordance with their respective terms, this Amendment and the Credit Agreement as amended by this Amendment.  This Amendment has been duly executed and delivered by the duly authorized officers of the Company and is, and the Credit Agreement as amended by this Amendment is, the legal, valid and binding obligation of the Company enforceable in accordance with its terms.

(b)Each of the representations and warranties set forth in Section 3 of the Credit Agreement, after giving effect to this Amendment, shall be made at and as of the Effective Date, except to the extent that any such representations or warranties are made as of a specified date or with respect to a specified period of time, in which case such representations and warranties shall be made as of such specified date or with respect to such specified period.

5.Conditions to Effectiveness.  This Amendment shall be effective as of November 15, 2016 (the “Effective Date”), but only after the Lender, in its sole discretion, shall have determined that each of the following conditions has been satisfied by the Company or waived by the Lender:

(a)The Lender shall have received each of the following in form and substance satisfactory to it:

(i)this Amendment duly executed by the Company and the Lender;

(ii)an incumbency certificate, dated the Effective Date, executed by the secretary or assistant secretary of the Company, which shall identify by name and title, and bear the signature of, each officer of the Company authorized to sign this Amendment and the documents delivered by the Company hereunder and to effect the amendments contemplated hereby (each such officer, an “Authorized Officer”);

(iii)either a copy of the by-laws of the Company, certified on the Effective Date by the secretary or assistant secretary of the Company, or a certificate, dated the Effective Date, of the secretary or assistant secretary of the Company certifying that the by-laws of the Company, as delivered to the Lender under Section 4.1 of the Credit Agreement, remain in full force and effect without amendment or modification of any kind;

(iv)either a copy of the by-laws of South State Bank, certified on the Effective Date by the secretary or assistant secretary of the South State Bank, or a certificate, dated the Effective Date, of the secretary or assistant secretary of South State Bank certifying that the by-laws of South State Bank, as delivered to the Lender under Section 4.1 of the Credit Agreement, remain in full force and effect without amendment or modification of any kind;

(v)a Certificate of Existence for the Company, issued by the Office of the Secretary of State of South Carolina, and either certified copies of the Articles of Incorporation of the Company, issued by the Office of the Secretary of State of South Carolina, or a certificate, dated the Effective Date, of the secretary or assistant secretary of the Company certifying that the Articles of Incorporation of the Company, as delivered to the Lender under Section 4.1 of the Credit Agreement, remain in full force and effect without amendment or modification of any kind;

(vi)a Certificate of Existence for South State Bank, issued by the Office of the Secretary of State of South Carolina, and either certified copies of the Articles of Incorporation of South State Bank, issued by the Office of the Secretary of State of South Carolina, or a certificate, dated the Effective Date, of the secretary or assistant secretary of South State Bank certifying that the Articles of Incorporation of South State Bank, as delivered to the Lender under Section 5(a)(vi) of Amendment No. 3, remain in full force and effect without amendment or modification of any kind;

(vii)copies (in form and substance satisfactory to the Lender), certified on the Effective Date by the secretary or assistant secretary of the Company, of resolutions of the Company authorizing the execution and delivery of this Amendment;

(viii)a certificate, dated the Effective Date, of an Authorized Officer stating that each representation made or deemed made under Section 4 of this Amendment is true and correct on and as of such date or, in the case of any such representation or warranty that is made as of a specified date or with respect to a specified period of time, as of such specified date or with respect to such specified period and that all conditions precedent to the Effective Date have been satisfied by the Company;

(ix)an opinion of counsel for the Company, who may be in-house counsel, dated the Effective Date, with respect to this Amendment, the Credit Agreement as amended hereby, and the matters contemplated hereby and thereby;

(x)an Amended and Restated Revolving Credit Note duly executed by the Company; and

(xi)such other information, documents or materials as the Lender may have reasonably requested.

6.Governing Law.  This Amendment shall, pursuant to New York General Obligations Law 5-1401, be construed in accordance with and governed by the law of the State of New York.

7.Counterparts.  This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument.

8.Headings.  Section headings in this Amendment are included herein for convenience and reference only and shall not constitute a part of this Amendment for any other purpose.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers all as of the date hereinabove set forth.

SOUTH STATE CORPORATION

By:	/s/Richard C. Mathis
Name:	Richard C. Mathis
Title:	EVP & Treasurer

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Jeffrey P. Googins
Name:	Jeffrey P. Googins
Title:	Senior Vice President

Amendment No. 4